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April 22 1999                                          Novavax/Cantab - page: 1

                                  NOVAVAX, INC.

                                     - and -

                     CANTAB PHARMACEUTICALS RESEARCH LIMITED

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                                LICENCE AGREEMENT

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April 22 1999


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April 22 1999                                          Novavax/Cantab - page: 2


THIS AGREEMENT is made the                       day of         1999
BETWEEN

 (1) NOVAVAX, INC. a company incorporated under the law of the State of Delaware, whose principal place of business is at Suite C, 8320 Guilford Road, Columbia, MD 21046, USA (together with its subsidiaries (including without limitation its wholly-owned subsidiaries Micro-Pak, Inc. and Micro Vesicular Systems Inc), "Novavax"); and

 (2) CANTAB PHARMACEUTICALS RESEARCH LIMITED (Company number 2270217) a company incorporated under the laws of England whose registered office is at 310 Cambridge Science Park, Milton Road, CB4 0WG ("Cantab").

RECITALS

 (A) Pursuant to an agreement of 23 December 1997 between Novavax and Cantab, Novavax granted Cantab an exclusive option to acquire a worldwide exclusive licence under the Novavax IP (as defined herein).

 (B) Cantab has exercised that option and Novavax (including Novavax's wholly-owned subsidiaries Micro-Pak, Inc., and Micro Vesicular Systems, Inc., which is/are registered owner(s) of patent rights included in the Novavax IP as hereinbelow defined, and which have endorsed their consent to the transaction hereby effected and their agreement to be bound thereby insofar as their proprietary interests are affected) hereby grants Cantab an exclusive worldwide licence to the Novavax IP on the terms and conditions set out herein.

IT IS AGREED AS FOLLOWS:-

 1.      DEFINITION AND INTERPRETATION

 1.1 In this Agreement and in the Schedules to this Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:-

 1.1.1 "Affiliate" - any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with, either Party including as a Subsidiary or Holding Company.

 1.1.2 "Agreement" - this agreement and any and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with the provisions of this agreement.

 1.1.3 "Business Day" - 9.30am to 5.30pm (local time at Cantab offices) on a day other than a Saturday, Sunday, bank or other public holiday in England and Wales.

 1.1.4 "Cantab Net Sales" - shall mean all sums received by Cantab or an affiliate of Cantab upon the sale by Cantab or such affiliate of any Licensed Product (net only of any value added or other taxes thereon and of deductions for freight charges, insurance, allowances


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April 22 1999                                          Novavax/Cantab - page: 3

         actually made for returned defective products and customary trade, quantity or cash discounts to non-affiliated customers to the extent actually allowed and taken);

 1.1.5   "Commencement Date" - the date of execution of this Agreement.

 1.1.6 "Competent Authority" - any local or national agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of or of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement or the Parties, including the European Commission and the European Court of Justice.

 1.1.7 "Confidential Information" - in the case of obligations on Cantab shall mean Novavax IP, in the case of obligations on Novavax shall mean Cantab IP and in the case of obligations on both Cantab and Novavax shall mean trade secrets, know how or confidential information relating to the business affairs or finances of the other supplied or otherwise made available to them or coming into their possession in relation to the performance of this Agreement.

 1.1.8 "Control" - the ownership of more than 50% of the issued share capital or legal power to direct or cause the direction of the general management and policies of the Party in question.

 1.1.9 "Directive" - includes any present or future directive, regulation, requirement, instruction, direction or rule of any Competent Authority including any amendment, extension or replacement thereof then in force.

 1.1.10 "Field" - the use of the Novasomes Adjuvant in the development and subsequent exploitation of an immunopharmaceutical comprising antigenic determinants of human papillomavirus for the prevention or treatment of cervical disease including CIN (cervical intraepithelial neoplasia), and of an immunopharmaceutical comprising antigenic determinants of human papillomavirus type 16 or 18 for any other treatment purposes for which that immunopharmaceutical may be used;

1.1.11 "First Commercial Sale" - the first commercial sale by Cantab or its sub-licensees or distributors, in any country, of Licensed Product after grant of required Marketing Authorisation and pricing approval has been granted by the appropriate Regulatory Authority or other Competent Authority.

 1.1.12 "Force Majeure - in relation to either Party any event or circumstances which is beyond the reasonable control of that Party which event that Party could not reasonably be expected to have taken into account at the date of this Agreement and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement, including act of God, lightning, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, strike, lockout or other industrial disturbance, act of the public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, prevention from or hindrance in obtaining in any way materials energy or other supplies, explosion, fault or failure of plant or machinery (which could not have been prevented by good industry practice), Directive or requirement of a Competent Authority governing either Party provided that lack of funds shall not be interpreted as a cause beyond the reasonable


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April 22 1999                                          Novavax/Cantab - page: 4



         control of that Party.

 1.1.13 "Half Year" - shall mean each six month period in any year ending on 30 June or 31 December, and "Half Yearly" shall be construed accordingly.

 1.1.14 "Insolvency Event" - in relation to Cantab, means any one of the following:
         (a) a notice shall have been issued to convene a meeting for the purpose of passing a resolution to wind up Cantab or such a resolution shall have been passed; or
         (b) a resolution shall have been passed by Cantab's directors to seek a winding up or administration order or a petition for a winding up or administration order shall have been presented against Cantab's or such an order shall have been made; or
         (c) a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of Cantab or over a substantial part of its assets or any third party takes steps to appoint such an officer in respect of Cantab or an encumbrancer takes steps to enforce or enforces its security; or
         (d) a proposal for a voluntary arrangement shall have been made in relation to Cantab under Part I Insolvency Act 1986; or
         (e) a step or event shall have been taken or arisen outside the United Kingdom which is similar or analogous to any of the steps or events listed at (a) to (d) above; or
         (f) that Cantab proposes to readjust, reschedule or defer all or substantially all of its indebtedness, or proposes or makes any general assignment, composition or arrangement with or for the benefit of all or some of its creditors or makes or suspends or threatens to suspend making payments to all or some of its creditors or submits to any type of voluntary arrangement; or
         (g) Cantab is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986.

 1.1.15 "Know-How" - unpatented technical and other information which is not in the public domain including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, information relating to materials, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development) processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to an information from ethical committees and regulatory authorities, but at any time does not include any matter that has become and remains available to the public through no wrongful act or omission to act of the party (or its sublicensee or distributor) owing obligation to the other in respect of such matter as part of Know-How, as from the time when that matter becomes available to the public. Know-How includes documents containing Know-How. Information will not be excluded from being Know-How hereunder by reason only of the fact that it becomes available to the public through a wrongful act or omission to act of a Party hereto or a sublicensee or distributor of a Party hereto. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public. Know-


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April 22 1999                                          Novavax/Cantab - page: 5


         How includes any rights including copyright, database or design rights protecting such Know-How.

1.1.16   "Licensed IP" - the Licensed Patent Rights and the Licensed Know-How.

1.1.17 "Licensed Know-How" - any and all Know How within the Field which is owned by or licensed to Novavax at the Commencement Date or which becomes owned by or licensed to Novavax during the term of this Agreement, in either case insofar as it continues to be Know-How.

 1.1.18 "Licensed Patent Rights" - the Patent Rights listed in Schedule 1 and any Patent Rights claiming or covering or otherwise based on inventions forming part of the Licensed Know How.

 1.1.19 "Licensed Product" - a product made for use in the Field and either sold or to be sold for use in the Field, incorporating or using any part of the Licensed IP, such that in the absence of the licence granted by this agreement Cantab's (or Cantab's sublicensee's or distributor's) acts in relation to manufacture, use or sale of such product would constitute an infringement of the Licensed IP;

 1.1.20 "Major Markets" - United States, United Kingdom, France, Germany, Spain, Italy and Japan.

 1.1.21 "Marketing Authorisation" - any approval required from a Regulatory Authority to market and sell Licensed Product in any country.

 1.1.22 "Materials Transfer Agreement" - the materials transfer agreement between the Parties dated 16 May 1997.

 1.1.23 "Net Cantab Receipts" - shall mean all sums received by Cantab upon the sale of any Licensed Product by any sublicensee or otherwise received under the terms of any sublicense agreement authorised hereunder.

 1.1.24 "Novasomes Adjuvant" - the adjuvant and associated technology specified in the Licensed Patent Rights with respect to Paucilamellar non-phospholipid liposomes.

 1.1.25 "Novavax Materials" - physical samples of Novasomes Adjuvant and other compounds supplied by Novavax to Cantab under the Materials Transfer Agreement or corresponding term of this Agreement.

 1.1.26  "Parties" - Cantab and Novavax.

 1.1.27 "Patent Rights" - patent applications or patents, author certificates, inventor certificates, utility certificates, improvement patents and models and certificates of addition and all foreign counterparts of them and includes any divisions, renewals, continuations, continuations-in-part, extensions, reissues, substitutions, confirmations, registrations, revalidation or additions of or to them, as well as any supplementary protection certificate in respect of them.


 1.1.28 "Regulatory Authority" - any national, supranational (e.g., the European Commission, the Council of the European Union, the European Agency for the Evaluation of Medicinal Products or the FDA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity other in each country of the Territory involved in the granting of Marketing Authorisation for the Licensed Product.

 1.1.29 "Subsidiary or Holding Company" - as relates to Cantab, shall have the meaning ascribed to such expressions by Section 736 of the Companies Act 1985 (as amended),

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April 22 1999                                          Novavax/Cantab - page: 6

         and as it relates to Novavax, shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by, under common control with, or controls Novavax. For the purpose of this definition, control means (i) beneficial ownership of at least 50% of the voting securities of a corporation or other business organisation with voting securities or (ii) a fifty percent or greater interest in the net assets or profits of a partnership or other business organisation without voting securities.

 1.1.30  "Valid Claim" - either:
         (a) a claim of an issued and unexpired patent included within Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or
         (b) a claim of a pending patent application included within Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

 1.2     In this Agreement:

 1.2.1 unless the context otherwise requires all references to a particular Clause, paragraph or Schedule shall be a reference to that Clause, paragraph or Schedule, in or to this Agreement as the same may be amended from time to time pursuant to this Agreement;

 1.2.2 a table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

 1.2.3 unless the contrary intention appears words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

 1.2.4 unless the contrary intention appears words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

 1.2.5 reference to the words "include" or "including" are to be construed without limitation to the generality of the preceding words; and

 1.2.6 reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.

 2.      GRANT OF LICENCE

 2.1 Subject to this Agreement and in consideration of all of its terms, Novavax grants Cantab an exclusive world-wide licence to develop, use, have used, manufacture, have made, exploit, market, sell and have sold Licensed Products solely for use in the Field and to use the Licensed IP within the Field. Subject to Cantab's rights under this Agreement, Novavax shall retain all rights not expressly granted in this Clause
         2.1. The licence shall be for the period in which any Licensed IP shall remain valid and enforceable (the "License Period"), unless earlier terminated as provided in Section 10


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April 22 1999                                          Novavax/Cantab - page: 7

         hereof.

 2.2 Cantab shall be entitled to sublicense all or any part of its rights granted under Clause 2.1 above to third parties in such manner as it considers appropriate: Cantab shall promptly provide Novavax with information relating to the terms of such sublicence agreement and arrangements made in pursuance of such sublicence agreement to the extent appropriate to enable Novavax to ascertain Novavax's legal rights and financial expectations and enforce its legal rights arising in consequence of such sublicence, and such information shall without limitation include: parties to the agreement and its date of execution; the scope of the sublicence, as it relates to Licensed IP, including technical and geographical scope and whether the scope include the right to make, use and/or sell; the nature of measures taken by the sublicence terms to protect confidentiality of Novavax's Know-How and other confidential, proprietary or nonpublic information; and information relating to the development plan to be undertaken under such sublicense agreement, sufficient to ascertain the measures to be taken to achieve the milestones referred to in this agreement and to achieve and advance product marketing and sales.

 2.3 Novavax shall during the term of this Agreement promptly notify Cantab of all information relating to improvements and/or developments to the Novasomes Adjuvant, the Licensed IP (including the legal status of the Licensed Patent Rights) or their application which are of relevance within the Field to the manufacturing or marketing of Licensed Product and any such improvements or developments shall form part of the Licensed IP licensed to Cantab free of any further charge or payment.

 2.4 Novavax agrees to deliver, at the request and administrative expense of Cantab, such documents as may reasonably be necessary to permit Cantab to record its licensee interest in the Licensed IP, provided That no such filing shall contain any confidential proprietary or non-public information of Novavax, and Cantab shall take all action necessary to ensure that no right title or interest in any licensed IP vests in Cantab by such recordal except the licence granted Clause 2.1 hereof, and Cantab shall in the event of termination in whole or in part of such licence, (upon request of Novavax and at Cantab's administrative expense) execute or procure for Novavax the execution of and file all such documents as may reasonably be necessary to record the termination of any such rights granted to Cantab under this Agreement with any relevant registry or agency.

 3.      FEES

 3.1 In consideration of the licence granted to Cantab under Clause 2 Cantab will pay to Novavax the following:

 3.1.1   US$ 75,000 on the Commencement Date; and

 3.1.2 US$ 75,000 on the first anniversary of the Commencement Date provided that such licence fees set out in Clauses 3.1.1 and 3.1.2 will be non-refundable


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         and not subject to deduction or set-off for any reason against any amounts owing to Novavax, including future royalties.

 3.1.3 US$ 25,000 upon the execution of the first sub-licence in the United States of America;

 3.1.4 US$ 25,000 upon the execution of the first sub-licence in the United Kingdom or the European Union;

 3.1.5   US$ 12,500 upon the execution of the first sub-licence in Japan; and

 3.1.6 US$ 15,000 upon the execution of the first sub-licence in any country outside the USA, the European Union and Japan;
         provided that all such fees set out in Clauses 3.1.3 to 3.1.6 shall be credited against and deducted from royalties payable pursuant to paragraph 3.3.

 3.2 In addition to the fees set out in Clause 3.1, Cantab shall pay to Novavax the following milestone fees:-

 3.2.1 US$ 50,000 upon the earlier of: (a) the date of entry of the first patient into a Phase I/lI dose ranging study or the equivalent in any other country carried out by or on behalf of Cantab or its sublicensee;
         (b) 6 months after completion of a Phase I study or the equivalent in any other country carried out by or on behalf of Cantab or its sublicensee; or (c) 30 June, 2000;

 3.2.2 US$ 50,000 upon the date of the first patient into a Phase II study or the equivalent in any other country carried out by or on behalf of Cantab or its sublicensee;

 3.2.3 US$ 75,000 upon the date of the first patient into a pivotal efficacy clinical trial in humans or the equivalent in any other country carried out by or on behalf of Cantab or its sublicensee; and

 3.2.4 US$ 100,000 upon the first PLA filing by or on behalf of Cantab or its sublicensee of a Licensed Product anywhere, or the equivalent in any country.

         All such milestone fees described in this Clause 3.2 shall be credited against and deducted from any royalties payable pursuant to Clause 3.3.

         Provided that the deduction actually made in any one year of royalty account is not more than $50,000.

 3.3 Cantab shall also pay Novavax the following royalties in respect of sales of Licensed Product made during the Royalty Period (payable within 30 days of the end of each Half Year for sales effected in the preceding Half Year):

 3.3.1 10% of Net Cantab Receipts on all sales of Licensed Product effected by any sublicensee;

 3.3.2 2% of Cantab Net Sales on all sales of Licensed Product effected by Cantab or an affiliate of Cantab, or by a distributor of Cantab or of an affiliate of Cantab; Such royalties to continue to be payable in respect of sales of Licensed Product on a country by country basis until the last to expire of any Licensed Patent Rights in respect of such country ("Royalty Period").


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 3.4     Minimum annual fees in line with standard industry norms for minimum royalties (but in any event not exceeding US$ 300,000 pa for the first 12 month period commencing 1st January after the date of launch of a Licensed Product and for each subsequent calendar year) shall be payable in respect of each calendar year after First Commercial Sale of a Licensed Product, in respect of the Major Markets for the period in which royalties shall continue to be payable in respect of Licensed Product into such Major Markets at a rate to be negotiated in good faith prior to commercial launch of a Licensed Product by reference to anticipated and forecast sales of Licensed Product. For the abovementioned first 12 month period and for each of the three next following 12 month periods thereafter the minimum annual royalty shall be $50,000 per 12 month period.

 3.5 Cantab shall and shall ensure that its Affiliates and other sub-licensees shall keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to Novavax pursuant to this Agreement. Those records and books of account shall be kept for six years following the end of the calendar year to which they relate and shall, upon reasonable notice having been given by Novavax, be open on Business Days for inspection, under terms of confidentiality, by Novavax's accountants or by an independent firm of accountants appointed by agreement between the Parties. In the absence of any fraud, obvious error or in connection with the payment of taxes or other third party investigations, or actions or claims, any such examination shall take place not later than two years following the expiration of the period to which it relates and there shall be no more than one examination per year. The cost of the inspection shall be the responsibility of Cantab if the certificate is shown to have underestimated the monies payable to Novavax by more than two percent and the responsibility of Novavax otherwise. Following any such certification the Parties shall make any adjustments necessary in respect of the monies already paid to Novavax in relation to the period in question.

 3.6 Within 60 days of the end of each Half Year, Cantab shall prepare a statement which shall show on a Product by Product and a country by country basis for the previous Half Year, all monies due to Novavax under this Agreement with respect to such Half Year period, including payments due under Clause 3.3. That statement shall be submitted to Novavax within 60 days of the end of the period to which it relates together with remittance for monies due to Novavax, if any.

 3.7 All payments to Novavax under this Agreement shall be made in US Dollars to the account of Novavax at CITIBANK FSB WASHINGTON, sort code ABA# 254070116, account no. # 17511640, in the name of Novavax, Inc., by telegraphic transfer.

 3.8 Where revenues are received from sales of Licensed Product or payments made under sublicense agreements, and for purposes of calculating the Net Cantab Sales and Net Cantab Receipts for purposes of this Section 3, in a currency other than US Dollars, the


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April 22 1999                                          Novavax/Cantab - page: 10

         rate of exchange to be used for converting such other currency into US Dollars, shall be the rate published in the Wall Street Journal under the heading "Currency Trading, Exchange Rates, 135$ Equiv." for the last business day of the period to which the calculation applies.

 4.      SUPPLY

         It is agreed that the provisions, in regard to supply and purchase, of section 4 in Schedule 2 (form of licence) to the Option Agreement shall continue to apply until further agreement between the Parties.

 5.      INTELLECTUAL PROPERTY

 5.1 The Licensed Patent Rights shall remain vested in Novavax. Novavax shall at Novavax' cost and expense be solely responsible for the prosecution and maintenance of the Licensed Patent Rights and for the conduct of any claims or proceedings relating to it including any interference or opposition proceedings. Should Novavax decide at any time that it does not wish to prosecute or maintain any of the Licensed Patent Rights it shall notify Cantab in writing and Cantab shall have the right, insofar as any such patent is not maintained by Novavax or by a party in privity with Novavax having a right to maintain the same, to take-over at its own cost and expense the prosecution and maintenance of the Licensed Patent Rights or part thereof upon giving written notice to Novavax within 30 days of the date of Novavax' notice.

 5.2 Each of Novavax and Cantab shall as soon as practicable after it becomes aware thereof give to the other in writing reasonable particulars of any use or proposed use by another person which in that Party's view amounts to or might amount to an infringement of the Licensed Patent Rights. Novavax may, but shall not be obliged to, at its own cost and expense enforce and defend the Licensed Patent Rights. Where Novavax does, it shall notify Cantab and Cantab shall lend its name to any infringement proceedings and shall sign any documents that Novavax reasonably requests in relation to any such activity or proceedings and shall give Novavax all reasonable assistance requested by Novavax in relation to them (at no charge or expense to Novavax, other than with respect to reasonable out-of-pocket expenses, but Cantab shall not be bound to incur unreasonable expenses). Novavax shall keep Cantab informed of the progress of such enforcement or defence of the Licensed Patent Rights. If Novavax succeeds in any such proceedings whether at trial or by way of settlement, the parties shall negotiate in good faith for a reasonable share to Cantab of any sums recovered or awarded in respect of the infringement to compensate Cantab as well as Novavax for losses sustained by reason of the infringement, taking into account Cantab's interest relative to other interests in the Licensed IP and the nature of the infringement.

5.3 If Novavax decides not to enforce or defend the Licensed Patent Rights, it shall notify Cantab in writing and Cantab shall be entitled to do so at its own cost and expense upon


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April 22 1999                                          Novavax/Cantab - page: 11

         giving written notice to Novavax within 30 days of the date of Novavax' notice. Where Cantab does so, Novavax shall lend its name to any infringement proceedings and shall sign any documents that Cantab reasonably requests in relation to any such activity or proceedings and shall give Cantab all reasonable assistance requested by Cantab in relation to them (at no charge or expense to Cantab, other than with respect to reasonable out-of-pocket expenses, but Novavax shall not be bound to incur unreasonable expenses). If Cantab succeeds in any such proceedings whether at trial or by way of settlement, the parties shall negotiate in good faith for a reasonable share to Cantab of any sums recovered or awarded in respect of the infringement to compensate Cantab as well as Novavax for losses sustained by reason of the infringement, taking into account Cantab's interest relative to other interests in the Licensed IP and the nature of the infringement.

 5.4 If during the term of this Agreement either Party: (a) receives any notice, claim or proceedings from any third party alleging infringement of that third party's intellectual property as a result of either Party's activities or proposed activities in relation to this Agreement or use and exploitation of the Licensed Patent Rights; or (b) receives any information that could reasonably give rise to a potential claim or proceedings alleging such patent infringement, the Party receiving that notice shall:

 5.4.1   forthwith notify the other Party of such notice, claim or proceedings;
         and

 5.4.2   make no admission of liability.

         In the event of any such claim which alleges that the Licensed IP infringes such third party's patent or copyright, Novavax agrees to defend such claim and pay any settlement or judgment arising from such claim. Such obligation shall be subject to Novavax' receipt of prompt notice of such claim and its sole control of any such defence and/or the incurring of any expenses relating thereto. Such obligation shall not apply to any modification made to the Licensed IP, the method of practice of the Licensed IP by any person other than Novavax and/or the combination of any product provided by Novavax with any other product or technology.

 5.5 In the event of any such claim which alleges that the Licensed Product infringes such third party's intellectual property rights, Cantab agrees to defend such claim, pay any settlement or judgment arising from such claim and to indemnify and hold Novavax harmless from and against any and all liability, loss, damage or expense arising from such claim other than a claim arising solely from the Licensed IP or the Novasome Adjuvant. Such obligation shall be subject to Cantab's prompt notice of such claim and its sole control of any such defence and/or the incurring of any expenses relating thereto.

 6.      WARRANTIES

 6.1 Subject to the limitations set forth in Clause 11.2 hereto and to the disclosures set forth in Schedule 1 to this Agreement, Novavax warrants and undertakes as at the date of this Agreement that:-

April 22 1999                                          Novavax/Cantab - page: 12

 6.1.1 to the best of its knowledge and belief, it is the sole owner with full title the Licensed IP and, to the best of its knowledge and belief, the use, exploitation or commercialisation of the Licensed IP under the terms of this Agreement will not infringe the rights of any third party, and Novavax has not received notice of any claim or threat of a claim by a third party alleging that the exploitation of the licensed IP would infringe such third party's intellectual property;

 6.1.2 it will use commercially reasonable efforts to apply for, pursue to grant, maintain and protect against infringement all Licensed Patent Rights except as permitted by this Agreement; and

 6.1.3 it will not, subject to Clause 10.5 of this Agreement, at any time during the term of this Agreement while Cantab is in compliance with its payment and confidentiality obligations hereunder, grant to any third party any right, title or licence to manufacture, use or exploit the Licensed IP within the Field in any manner whatsoever nor itself manufacture, use or exploit any Licensed Product, in the Field (except for the benefit of Cantab or except as permitted by this Agreement).

 6.2 Novavax will name a contact who shall be an authorized representative of Novavax to conduct Novavax's part in the contacts meetings and transfers of documentation and other arrangements with Cantab defined in clauses 7.1.6 and 7.1.7 below.

 7.      CANTAB'S OBLIGATIONS

 7.1     Cantab shall:-

 7.1.1 use all commercially reasonable endeavours to market, distribute, promote and sell the Licensed Product within the Field or procure the same through a sublicensee;

 7.1.2 only to appoint sub-licensees and distributors who have the requisite experience, staff and resources adequately to perform their obligations and who will use all reasonable efforts to market, distribute, promote and sell the Licensed Products;

 7.1.3 promptly notify Novavax of any infringement of the Licensed IP which may come to its attention;

 7.1.4 ensure that all Licensed Products sold and developed by it, its distributors or sub-licensees under this Agreement are of satisfactory quality and that the manufacture, distribution, promotion, marketing and sale of such product complies with all laws and regulations in operation in the jurisdiction in which they are supplied; and

 7.1.5 promptly notify Novavax of any product safety, regulatory or marketing information of which it becomes aware that has the potential adversely to affect sales of the Licensed Product;

 7.1.6 provide personnel including a named contact involved in the development of the Licensed Product for meetings with Novavax to review research and clinical testing results and developments, not less frequently than quarterly unless otherwise agreed between the named contact and the corresponding named contact from Novavax, which meetings each Party shall use commercially reasonable efforts to hold face-to-face (or if agreed impractical to hold face-to-face then by a conference call) at each Party's facility

April 22 1999                                          Novavax/Cantab - page: 13

         on an alternating basis. Cantab and Novavax shall include in their periodical meetings and reviews under this agreement consideration and negotiation in good faith of appropriate performance obligations by Cantab concerning the achievement of milestones 3.2.2-3.2.4;

 7.1.7 provide, not less frequently than quarterly, any research reports, study records, or other material documents in its possession related to the Novavax Materials, by reliable overnight delivery service;

 7.1.8 at Cantab's own expense, comply with, and ensure that each sub-licensee and/or distributor complies with, all laws, regulations, rules, ordinances or directives relating to the manufacture, marketing, sale or distribution of Licensed Products, including any laws, regulations, rules, ordinances or directives relating to the export or import of Licensed Products to or from any country and/or relating to the recall of any Licensed Product.

 7.1.9 Cantab agrees to use its commercially reasonable endeavours to find and enter agreement with a suitable sublicensee, and to use its commercially reasonable endeavours to ensure that the studies necessary for the achievement of milestones 3.2.2 to 3.2.4 inclusive are carried out.

 8.      LIABILITY

 8.1 Cantab shall indemnify and hold harmless Novavax against all liability, damages or claims arising from the use of the Licensed IP by Cantab for research or clinical studies and subsequently by the exploitation of the Licensed Product save and to the extent where any such liability arises solely from the negligence or willful default of Novavax or otherwise by reason of any breach by Novavax of warranties given in this Agreement.

 8.2 Novavax shall indemnify and hold harmless Cantab against all liability, damages or claims arising from the use and exploitation of the Licensed IP authorized under the terms of this Agreement or the sale by Cantab (or any sublicense or distributor) of Licensed Product incorporating Novasomes Adjuvant manufactured by Novavax where such liability arises from the negligence or willful default of Novavax or otherwise by reason of any breach by Novavax of warranties given in this Licence Agreement.

 8.3 Neither party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, cost or expense of any nature incurred or suffered by that party of an indirect or consequential nature including any economic loss or other loss of turnover, profits, business or goodwill.

         Notwithstanding anything to the contrary in this Agreement, Novavax shall not be liable to Cantab for any amount in excess of the greater of the amount actually received by Novavax pursuant to this Agreement or US$1,000,000.

April 22 1999                                          Novavax/Cantab - page: 14

 8.4 Each party acknowledges that it shall be solely responsible for the performance of its obligations under this Agreement on its premises including (without prejudice to the generality of the foregoing) the health and safety of its employees and all other regulatory, legal and other requirements (including without limitation all health and safety and environmental legislation and guidelines) relating to the performance of its obligations under this Agreement and that the other party shall be in no manner responsible for the same.

 9.      CONFIDENTIALITY AND SECURITY

 9.1 Each Party (the "Recipient Party") shall keep the Confidential Information of the other Party (the "Disclosing Party") secret and confidential and shall not without the prior consent of the other Party directly or indirectly disclose or permit the same to be disclosed to any third party for any reason or use the same save as expressly provided by this Agreement or the Option Agreement or the Materials Transfer Agreement.

 9.2 The obligations of confidence referred to in Clause 9.1 shall not extend to all or any part of such Confidential Information which:-

 9.2.1 is or becomes generally available to the public otherwise than by reason of breach by the Recipient Party of the provisions of this Agreement;

 9.2.2 the Recipient Party can show by documentary evidence was within its possession or control prior to the date upon which it was received from the disclosing party free from any obligation of confidentiality; or which the recipient party can show by documentary evidence came into its possession or control from a third party free from any obligation of confidentiality by such third party subsequent to the date of the Option Agreement; or

 9.2.3 is subsequently disclosed to the Recipient Party without obligations of confidence by a third party owing no such obligations to the Disclosing Party in respect of that Confidential Information.

         The Recipient Party may disclose Confidential Information to the extent such is required by law to be disclosed (including as part of any regulatory submission or approval process) and then only after prompt written notice of this requirement has been given to the Disclosing Party so that it may, if so advised, seek appropriate relief to prevent such disclosure provided always that in such circumstances such disclosure shall be only to the extent so required and shall be subject to prior consultation with the Disclosing Party with a view to agreeing timing and content of such disclosure.

 9.3 The obligations of the Parties under Clause 9.1 shall survive the expiration or termination of this Agreement for whatever reason for a period expiring at the earlier of

April 22 1999                                          Novavax/Cantab - page: 15

         five years following such termination or expiration or ten years following disclosure of the Confidential Information.

 10.     TERMINATION

 10.1 Cantab shall have the right to terminate its rights and obligations under this Agreement in respect of any part (or the whole) of the Licensed IP on 120 days written notice. In the event of any partial termination the rights and obligations of Cantab shall cease in respect of any terminated part but shall continue thereafter in accordance with the terms of this Agreement in respect of any and all non-terminated parts of the Licensed IP.

 10.2 Cantab shall have the right to terminate this Agreement upon giving written notice of termination to Novavax in the event Novavax commits a material breach of this agreement which is not cured within 30 days of Novavax's receipt of written notice of breach from Cantab identifying the breach and requiring its remedy.

 10.3 Novavax shall have the right to terminate this Agreement upon giving written notice of termination to Cantab upon the occurrence of any of the following events at any time during this Agreement:-

 10.3.1 Cantab commits a breach of this Agreement relating to the payment of money actually due to Novavax which shall not have been cured within 5 days of receipt by Cantab of written notice of breach from Novavax identifying the breach and requiring its remedy;

 10.3.2 Cantab commits any material breach of this Agreement, other than a breach specified in clause 10.3.1, which shall not have been remedied within 30 days of the receipt by Cantab of a written notice from Novavax identifying the breach and requiring its remedy; or

 10.3.3  if an Insolvency Event occurs in relation to Cantab.

 10.4 In the event of any termination hereunder, Cantab shall promptly return all Novavax Confidential Information to Novavax. The license granted hereunder shall cease immediately upon such termination and Cantab shall no longer have any right or interest to use any Licensed IP or to manufacture, sell, market, distribute or sublicense the Licensed Product; provided however, that Cantab (and/or its sublicensee) shall have the right to continue to sell Licensed Product which has already been manufactured, for a period of 30 days after the effective date of such termination, subject to the continued applicability of Clause 3 of this Agreement to any such sale and time period. In case of partial termination under clause 10.1, this subclause applies only to the terminated part. Termination of this Agreement, in whole or in part, shall be without prejudice to obligations and/or rights accrued prior to the effective date of such termination.

April 22 1999                                          Novavax/Cantab - page: 16

 10.5 Novavax shall have the right, at its option, in the event Cantab breaches its obligations under Clause 3.4 of this Agreement to convert the license granted herein to a non-exclusive license, which shall result in the termination of Novavax' obligations under Clause 6.1.3 of this Agreement. Such right shall be in addition to any other right Novavax may have under this Agreement.

         Beginning in 2004, in the event that Cantab does not, directly or indirectly, commence sales and/or marketing of a Licensed Product in a country in which such sales and/or marketing are planned (a 'Planned Country'), within six months of the date such sales or marketing are planned in accordance with Cantab's (or its sublicensee's) marketing plan, as delivered to Novavax in accordance with Clause 7.1.7 of this Agreement, which failure to commence sales and/or marketing is not caused directly by the inability to obtain regulatory approval necessary to commence such sales and/or marketing after commercially reasonable efforts to obtain such approval ('regulatory approval failure'), the Parties hereto shall promptly commence and diligently pursue discussion regarding such event. Such discussions shall include whether commercialization of the Licensed Products is reasonable with respect to the Planned Country and whether the exclusivity set forth in Clauses 2.1 and 6.1.3 should continue to apply to the Planned Country. In the event that Cantab and Novavax do not agree to an alternative plan during the period of 24 months from the date of the planned sale and/or marketing in the Planned Country, Novavax shall have the right, upon 10 days written notice to Cantab at the expiration of such 24 month period, if sales and/or marketing in the Planned Country have not yet commenced and if such failure is not caused directly by regulatory approval failure, to convert the license granted herein to a non exclusive license with respect to the Planned Country, which shall result in the termination of Novavax's obligations under Clause 6.1.3 of this Agreement with respect to the Planned Country.

 11.     GENERAL

 11.1 This Agreement shall be deemed to have effect from the date hereof and shall supersede any other agreement whether written or oral with respect to the performance of their respective obligations by the parties provided that for the avoidance of doubt the Confidentiality Agreements and the Materials Transfer Agreement (save only as expressly amended by this Agreement) and clause 4 of Schedule 2 of the Option Agreement together with clauses 3.1, 5.1 and 8.2.1 of the Option Agreement shall remain in full force and effect in accordance with their terms.

 11.2 Each party acknowledges that in entering into this Agreement it does not do so on the basis of and does not rely on any representation, warranty or other provision save as expressly provided herein and all conditions, warranties and other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

 11.3 Any notice given under this Agreement shall be sufficiently served if in writing and sent

April 22 1999                                          Novavax/Cantab - page: 17

         by both facsimile transmission and air mail post or courier to the address and fax number of the recipient party set out below:

         NOVAVAX, INC.
         8320 Guilford Road, Suite C
         Columbia, MD 21046 USA
         Fax No.: (00)(1) 301-854-3901

         CANTAB PHARMACEUTICALS RESEARCH LIMITED
         310 Cambridge Science Park
         Milton Road, Cambridge CB4 OWG
         Fax No.: (01l)(44) 1223 423458

         Notice of any modification or amendment to the address or fax number of a party must itself be made in writing to the other party in accordance with the terms of this Clause.

 11.4 Neither party is authorised to act as the agent of the other for any purpose whatsoever and neither party shall on behalf of the other enter into, or make, or purport to enter into or make or represent that it has any authority to enter into or make any contract or any representation or warranty. Nothing in the Agreement shall be deemed to constitute a partnership between the other parties and neither of the parties shall do or suffer to be done anything whereby it may be represented as a partner of the other party.

 11.5 Each of the parties shall bear its own cost and expenses incidental to the preparation, negotiation and execution of this Agreement and the Supply Agreement.

 11.6 This Agreement is personal to Cantab and shall not be capable of assignment, sublicensing (subject and without prejudice to Section 2.2 of this Agreement) or transfer by Cantab (whether in whole or in part) without the prior written consent of Novavax, which shall not be unreasonably withheld. Cantab shall have the right to assign or transfer this Agreement to an entity into which it is merged or which acquires all or substantially all of the assets of the business line using the Licensed IP or all or substantially all of Cantab's capital stock. Cantab shall give Novavax not less than 45 days advanced written notice of any such proposed merger or sale. Novavax agrees to notify Cantab in writing within 20 days of receipt of a notice of a proposed merger or sale from Cantab, whether the party with which Cantab proposes entering such merger or sale transaction is a competitor of Novavax, involved in the field of adjuvants, and whether Novavax objects to such assignment or transfer of this Agreement on the basis that such would result in confidential, proprietary or non-public information becoming known by a competitor. If Novavax so objects, Cantab shall notify Novavax within 10 days of receipt of Novavax's notice whether it intends to complete the sale or merger. In the event Cantab does not provide Novavax such notice or notifies Novavax that it intends to complete such merger or sale, Novavax may, upon 10 days notice to Cantab,

April 22 1999                                          Novavax/Cantab - page: 18

         terminate this Agreement and the license granted hereby, such termination to take effect immediately before said sale or merger.

 11.7 Any agreement to amend, vary or modify the terms of this Agreement in any manner shall be valid only if the amended, variation or modification is effected in writing and signed by duly authorised representatives of each of the parties hereto.

 11.8 No delay by either party in enforcing any of the provisions of this Agreement shall be deemed a waiver of that party's right subsequently to enforce such provision.

 11.9 If any term or provision or any part thereof contained herein shall be declared or become unenforceable invalid or illegal in any respect under the law of any relevant jurisdiction: (i) such term or provision or part thereof shall be deemed to have been severed from the remaining terms of this Agreement and the terms and conditions hereof shall remain in full force and effect as if this Agreement had been executed without the offending provision appearing herein; and (ii) the parties shall endeavour to agree and amend which to the fullest extent possible will give lawful effect to their intentions as expressed in any term or provision severed under this Clause 11.9.

 11.10 Any controversy or claim of whatsoever nature arising out of or relating in any manner whatsoever to this Agreement or any breach of any terms of this Agreement shall be governed by and construed in all respects in accordance with the laws of England, except that claims or controversies arising out of or relating to Cantab's obligations of confidentiality and non-disclosure hereunder shall be governed by and construed in all respects in accordance with the laws of the State of Maryland, USA. At the request of either party, any claim, dispute or controversy arising out of or in connection with this Agreement or a breach thereof shall be settled by arbitration conducted in London in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The costs of arbitration shall be divided equally between the parties except that the arbitrator(s) shall have the authority to allocate the costs according to equitable principles upon the request by either party. The arbitrator(s) shall have the express authority to award equitable remedies at the request of either party.

[Schedule 1 follows next:]

April 22 1999                                          Novavax/Cantab - page: 19

SCHEDULE 1
LICENSED PATENT RIGHTS

---------------------------------------------------------------------------------------------------------------
USA Patent                    Patent Title                             Date of          USA            EC
  Number                                                             Issuance in     Expiration     Expiration
                                                                         USA            Date           Date
---------------------------------------------------------------------------------------------------------------
4,853,228       Method of Manufacturing Paucimellar Lipid            8/1/89          7/28/07
                Vesicles

---------------------------------------------------------------------------------------------------------------
4,855,090       Method of Producing High Aqueous Volume              8/8/69          3/13/07
                Multilamellar Vesicles

---------------------------------------------------------------------------------------------------------------
4,895,452       Method and Apparatus for Producing Lipid             1/23/90         3/3/08
                Vesicles

---------------------------------------------------------------------------------------------------------------
4,911,928       Paucilamellar Lipid Vesicles                         3/27/90         3/7/07

---------------------------------------------------------------------------------------------------------------
4,917,951       Lipid Vesicles Formed of Surfactants and             4/17/90         11/24/07
                Steroids

---------------------------------------------------------------------------------------------------------------
5,000,960       Protein Coupling Lipid Vesicles                      3/19/91         1/19/09

---------------------------------------------------------------------------------------------------------------
5,013,497       Method and Apparatus for Producing Lipid             5/7/91
                Vesicles

---------------------------------------------------------------------------------------------------------------
5,032,457       Paucilamellar Lipid Vesicles Using Charge-           8/16/91         7/16/06
                localised, single chain, non-phospholipid
                Surfaciants

---------------------------------------------------------------------------------------------------------------
5,104,736       Reinforced paucilamellar Lipid Vesicles              4/14/92         6/26/09

---------------------------------------------------------------------------------------------------------------
4,147,723       Paucilamellar Lipid Vesicles                         9/15/92         6/8/06

---------------------------------------------------------------------------------------------------------------
5,234,767       Hybrid Paucilamellar Lipid Vesicles                  8/10/93         3/27/07

---------------------------------------------------------------------------------------------------------------
5,256,422       Lipid Vesicles Containing Water-in-Oil               10/23/93        3/28/11
                Emulsions

---------------------------------------------------------------------------------------------------------------
5,474,848       Paucilamellar Lipid Vesicles                         12/12/95        3/13/07        3/8/08

---------------------------------------------------------------------------------------------------------------
5,561,062       Method of Inhibiting viral Reproduction Using        10/1/96         10/1/93
                non-phospholipid Paucilamellar Liposomes

---------------------------------------------------------------------------------------------------------------
,*NVR-          Vaccines Containing Paucilamellar Lipid              *CIP
213CP           Vesicles as Immunological Adjuvants

---------------------------------------------------------------------------------------------------------------


OTHER LICENSED PATENT AND APPLICATIONS INCLUDE:
European Patents and Applications:      PCT Applications:
0 349 583                               WO 88/06881
0 349 579                               WO 88/06882
0 352 282                               WO 88/06883
0 406 273                               WO 89/07929
0 746 338                               WO 95/22989
                                        WO 91/04013


Disclosure: L'Oreal opposed European Patent No 0 352 282 of Micro-Pak, Inc. Such opposition was denied. L'Oreal has appealed such denial.

DISCLOSURE: NOVAVAX HAS LEARNED OF THE FOLLOWING PATENTS AND/OR APPLICATIONS, WHICH INCLUDE CLAIMS WHICH MAY BE ARGUED TO BE EMCOMPASSED BY THE LICENSED IP:
US PATENT NO. 5,579,353 (WITH WO3/19781) AND W095/109751. NOVAVAX BELIEVES THAT TO THE EXTENT THAT ANY SUCH CLAIMS WOULD BE INFRINGED BY THE LICENSED
PRODUCTS, SUCH CLAIMS MAY NOT BE VALID

April 22 1999                                          Novavax/Cantab - page: 20

   ==========================================================================

IN WITNESS WHEREOF the Parties have caused this Licence Agreement to be executed:

         for and on behalf of Novavax, Inc.: [date] 29 April 1999
         [signature]     /s/ Mitchell J. Kelly
                        --------------------------------------------

         [name and official position of signatory]
          Mitchell J. Kelly             President & CEO
         -----------------------------------------------------------


         for and on behalf of Cantab Pharmaceuticals Research Limited [date] 22 April 1999
         [signature]     /s/ Jurek S. Sikorski
                        --------------------------------------------

         [name and official position of signatory]
          Jurek S. Sikorski         CHIEF EXECUTIVE OFFICER
         -----------------------------------------------------------

         This Agreement is endorsed in accordance with its terms with an execution for and on behalf of Novavax Inc.'s subsidiaries Micro-Pak, Inc. and Micro Vesicular Systems, Inc., who agree to be bound hereby to the extent within written:-

         for and on behalf of Micro-Pak, Inc. [date] 29 April 1999
         [signature]     /s/ Mitchell J. Kelly
                        --------------------------------------------

         [name and official position of signatory]
          Mitchell J. Kelly             President
         -----------------------------------------------------------

         for and on behalf of Micro Vesicular Systems, Inc. [date] 29 April 1999
         [signature]      /s/ Mitchell J. Kelly
                        --------------------------------------------

         [name and official position of signatory]
          Mitchell J. Kelly             President
         -----------------------------------------------------------